Exhibit 1

FORM OF AMENDED AND RESTATED WARRANT AGREEMENT

dated as of December 11, 2009
and amended and restated as of [       ], 2010

between

FORD MOTOR COMPANY

and

COMPUTERSHARE TRUST COMPANY, N.A.

as Warrant Agent

TABLE OF CONTENTS

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AMENDED AND RESTATED WARRANT AGREEMENT

This Amended and Restated Warrant Agreement, originally dated as of December 11, 2009 and amended and restated as of [ ], 2010, is between FORD MOTOR COMPANY, a corporation organized under the laws of Delaware (the “Company”), and COMPUTERSHARE TRUST COMPANY, N.A., a federally chartered, limited-purpose trust company (the “Warrant Agent”).

WITNESSETH THAT:

WHEREAS, pursuant to the Settlement Agreement (the “Settlement Agreement”) dated as of March 28, 2008 among and between the Company, the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America, and certain class representatives, on behalf of the class of plaintiffs as set forth therein (the “Settlement Parties”), the Company issued to the Initial Warrantholder (as defined below): (a) $3.334 billion aggregate principal amount of 5.75% Convertible Notes Due January 1, 2013 issued pursuant to a Second Supplemental Indenture dated January 1, 2008 by and between the Company and The Bank of New York, as Trustee (the “Convertible Notes”); (b) a $3.0 billion aggregate principal amount 9.50% Second Lien Term Note Due January 1, 2018 (the “Term Note”) and a corresponding guaranty issued by the Subsidiary Guarantors (the “Term Note Guaranty”); and (c) a promissory note of the Company dated January 5, 2009 in an aggregate principal amount of $2,281,908,687, which is equal to the market value of the assets in the Temporary Asset Account held by the Initial Warrantholder (as defined herein) on December 31, 2008 (the “TAA Note” and, together with the Convertible Notes, the Term Note and the Term Note Guaranty, the “Old Securities”);

WHEREAS, pursuant to an Amended Settlement Agreement (the “Amended Settlement Agreement”) dated as of July 23, 2009 among the Settlement Parties, the Company desires to exchange the Old Securities held by the Initial Warrantholder for (i) an Amortizing Guaranteed Secured Note Maturing June 30, 2022 issued by the Company in the principal amount of $6,705,470,000; (ii) an Amortizing Guaranteed Secured Note Maturing June 30, 2022 issued by the Company in the principal amount of $6,511,850,000; and (iii) an aggregate initial Number of Warrants issued hereunder equal to 362,391,305, each of which is exercisable for one share of Common Stock (as defined below);

WHEREAS, in connection with an underwritten public offering of the Warrants by the New VEBA (as defined herein) pursuant to a prospectus supplement of the Company dated March 29, 2010 (the “Offering”), the Company and the Warrant Agent desire to amend and restate this Agreement in its entirety and all Warrantholders have consented to this amendment and restatement; and

WHEREAS, the Company desires that the Warrant Agent act on behalf of the Company, and the Warrant Agent is willing to act, in connection with the issuance, exchange, transfer, substitution and exercise of Warrants;

NOW THEREFORE in consideration of the mutual agreements herein contained, the Company and the Warrant Agent agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01. Certain Definitions. As used in this Warrant Agreement, the following terms shall have their respective meanings set forth below:

“$” and “Dollars” refers to such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Adjustment Event” has the meaning set forth in Section 5.08.

“Agent Members” has the meaning set forth in Section 2.06(c).

“Amended Settlement Agreement” has the meaning set forth in the recitals.

“Applicable Price” means, for any Designated Event, (i) if the consideration paid to holders of Common Stock in connection with such Designated Event consists exclusively of Cash, the amount of such Cash per share of Common Stock, and (ii) in all other cases, the average of the Closing Sale Prices of Common Stock for the five consecutive Trading Days immediately preceding the Effective Date of such Designated Event.

“ Authentication Order” means a Company Order for authentication and delivery of Warrants.

“Board of Directors” means the board of directors of the Company or any committee of such board of directors duly authorized to exercise the power of such board of directors with respect to the matters provided for in this Warrant Agreement as to which the board of directors is authorized or required to act.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Warrant Agent.

“Business Day” means any day other than a Saturday or Sunday or other than a day on which the New York Stock Exchange is authorized or obligated by law or executive order to close.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of the Company and all warrants or options to acquire such capital stock.

“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Warrant” means a Warrant represented by a Warrant Certificate, in definitive, fully registered form that is not a Global Warrant.

“Class B Stock” means the Class B stock, par value $0.01 per share, of the Company.

“Close of Business” means 5:00 p.m. New York City time.

“Closing Sale Price” means, as of any date, the last reported per share sales price of a share of Common Stock or any other security on such date (or, if no last reported sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices on such date) as reported on the New York Stock Exchange, or if the Common Stock or such other security is not listed on the New York Stock Exchange, as reported by the principal U.S. national or regional securities exchange or quotation system on which the Common Stock or such other security is then listed or quoted; provided, however, that in the absence of such quotations, the Board of Directors will make a good faith determination of the Closing Sale Price.

If during a period applicable for calculating the Closing Sale Price, an issuance, distribution, subdivision, combination or other transaction or event occurs that requires an adjustment to the Exercise Price or Number of Shares pursuant to Article 5, the Closing Sale Price shall be calculated for such period in a manner determined by the Company in good faith to appropriately reflect the impact of such issuance, distribution, subdivision or combination on the price of the Common Stock during such period.

“Common Stock” means the common stock, par value $0.01 per share, of the Company authorized at the date of this Warrant Agreement or as such stock may be constituted from time to time.  Subject to the provisions of Section 5.09 and Section 5.10, shares for which Warrants are exercisable shall include only shares of the class designated as Common Stock of the Company as of the date of this Warrant Agreement or shares of any class or classes resulting from any reclassification or reclassifications or change or changes thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, and if at any time there shall be more than one such resulting class, the shares of each such class for which such Warrants are then exercisable shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications or changes bears to the total number of shares of all such classes resulting from such reclassifications or changes.  For the avoidance of doubt, Common Stock shall not include the Class B Stock.

“Company Order” means a written order signed in the name of the Company by any two officers, at least one of whom must be its Chairman, its Chief Executive Officer, its Chief Financial Officer, its Treasurer, an Assistant Treasurer, or its Controller, and delivered to the Warrant Agent.

“Current Market Price” means, in connection with a dividend, issuance or distribution, the average of the Closing Sale Prices of the Common Stock for each of the 10 consecutive Trading Days ending on, but excluding, the earlier of the date in question and the Trading Day immediately preceding the Ex-Date for such dividend, issuance or distribution.

“Depositary” means The Depository Trust Company, its nominees, and their respective successors.

“Designated Event” means any of the following:

(i)           more than 50% of the voting power of the Company’s Voting Stock being held by a Person or Persons (other than Permitted Holders) who “act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities” of the Company (within the meaning of Section 13(d)(3) of the Exchange Act);

(ii)           more than 50% of the voting power of the Company’s Voting Stock being held by a Person or Persons who “act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities” of the Company (within the meaning of Section 13(d)(3) of the Exchange Act), where such Person or Persons are Permitted Holders, resulting in the Common Stock (or other securities or property for which the Warrants are then exercisable) no longer being listed or approved for trading on the New York Stock Exchange or on any other U.S. national securities exchange or other similar market; or

(iii)           the Company consolidates or merges with or into another Person (other than a subsidiary of the Company), or conveys, sells, transfers or leases all or substantially all of the Company’s assets to another Person (other than a subsidiary of the Company), or any Person (other than a subsidiary of the Company) merges into or consolidates with the Company, and the Company’s outstanding Common Stock is reclassified into, converted for or converted into the right to receive any property or security; provided that no such transaction shall constitute a Designated Event if Persons that beneficially own (as determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions) Common Stock immediately prior to the transaction beneficially own, directly or indirectly, common stock representing at least a majority of the voting power of all the common stock of the surviving Person after the transaction in substantially the same proportion as their voting power immediately prior to the transaction.

“Determination Date” has the meaning set forth in Section 5.08.

“Effective Date” has the meaning set forth in Section 4.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Date” has the meaning set forth in Section 1 of the Securities Exchange Agreement.

“Ex-Date” means, in connection with any dividend, issuance or distribution, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such dividend, issuance or distribution.

“Exercise Date” has the meaning set forth in Section 3.02(b).

“Exercise Notice” means, for any Warrant, the exercise notice set forth on the reverse of the Warrant Certificate, substantially in the form set forth in Exhibit D hereto.

“Exercise Price” means initially $9.20 per share of Common Stock for which a Warrant is exercisable, subject to adjustment pursuant to Article 4 and Article 5.

“Exercise Price Reduction” has the meaning set forth in Section 4.01.

“Expiration Date” means, for any Warrant, January 1, 2013, regardless of whether such date is a Trading Day.

 “Global Warrant” means a Warrant in the form of a permanent global Warrant Certificate, in definitive, fully registered form.

“Global Warrant Legend” means the legend set forth in Section 2.06(b).

“Initial Warrantholder” means Ford–UAW Holdings LLC, a Delaware limited liability company.

“New VEBA” has the meaning set forth in the Settlement Agreement.

 “Net Share Amount” has the meaning set forth in Section 3.03.

“Net Share Settlement” means the settlement method pursuant to which an exercising Warrantholder shall be entitled to receive from the Company, for each Warrant exercised, a number of shares of Common Stock equal to the Net Share Amount without any payment therefor.

 “Number of Shares” means the number of shares of Common Stock for which a Warrant is exercisable, which is subject to adjustment pursuant to Article 4 and Article 5.  Initially, the Number of Shares shall be one.

“Number of Warrants” means, for a Warrant Certificate, the “Number of Warrants” specified on the face of such Warrant Certificate (or, in the case of a Global Warrant, on Schedule A to such Warrant Certificate).

“Offer Expiration Date” has the meaning set forth in Section 5.01(e).

“Offer Expiration Time” has the meaning set forth in Section 5.01(e).

“Officer’s Certificate” means a certificate signed by any two officers of the Company, at least one of whom must be its Chairman, its Chief Executive Officer, its Chief Financial Officer, its Treasurer, an Assistant Treasurer, or its Controller.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company and who shall otherwise be reasonably satisfactory to the Warrant Agent.

“Paying Agent” means Computershare Inc., in its capacity as an agent of the Warrant Agent under Section 7.10(b).

“Permitted Holders” means holders of the Class B Stock on January 1, 2008 and such other holders of such Class B Stock from time to time; provided that any such holder satisfies the qualification set forth in clauses (i) through (vii) of subsection 2.2 of Article Fourth of the Company’s restated certificate of incorporation as in effect on January 1, 2008.

“Person” means an individual, partnership, firm, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Purchased Shares” has the meaning set forth in Section 5.01(e).

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any Cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of Cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such Cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Reference Property” has the meaning set forth in Section 5.09.

“Reorganization Event” has the meaning set forth in Section 5.09.

“SEC” means Securities and Exchange Commission of the United States.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Agreement” means the Securities Exchange Agreement dated as of December 11, 2009 by and among the Company, the Initial Warrantholder and each of the subsidiary guarantors described in Schedule I thereto.

“Settlement Agreement” has the meaning set forth in the recitals.

“Settlement Date” means, in respect of a Warrant that is exercised hereunder, the third Trading Day immediately following the Exercise Date for such Warrant, subject to Section 5.01(c).

“Subsidiary” means a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

“Trading Day” means (i) if the applicable security is listed on the New York Stock Exchange, a day on which trades may be made thereon or (ii) if the applicable security is listed or admitted for trading on the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or other national securities exchange or market, a day on which the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or such other national securities exchange or market is open for business or (iii) if the applicable security is not so listed, admitted for trading or quoted, any Business Day.

“Trigger Event” has the meaning set forth in Section 5.03.

“Unit of Reference Property” has the meaning set forth in Section 5.09.

“Unit Value” has the meaning set forth in Section 5.09(c).

“Valuation Period” has the meaning set forth in Section 5.01(c).

“Vice President” means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president” of the Company.

“Voting Stock” means Capital Stock having the right to vote for the election of directors under ordinary circumstances.

“Warrant” means a warrant of the Company to purchase, subject to the settlement provisions of Section 3.03, the Number of Shares as provided herein, and issued pursuant to this Warrant Agreement with the terms, conditions and rights set forth in this Warrant Agreement.

“Warrant Agent” means Computershare Trust Company, N.A., in its capacity as warrant agent hereunder.

“Warrant Certificate” means any certificate representing Warrants satisfying the requirements set forth in Section 2.03.

“Warrant Register” has the meaning set forth in Section 2.05.

“Warrantholder” means each Person in whose name Warrants are registered in the Warrant Register.

ARTICLE 2
ISSUANCE, EXECUTION AND TRANSFER OF WARRANTS

Section 2.01. Issuance of Warrants. (a) The Company shall have executed and delivered to the Warrant Agent, for authentication and delivery to the Initial Warrantholder on the Exchange Date, a single Certificated Warrant in the name of the Initial Warrantholder, together with an Authentication Order with respect thereto, evidencing an initial aggregate Number of Warrants equal to 362,391,305 (such Number of Warrants subject to adjustment from time to time as described herein). The Warrant Agent shall have, upon receipt of such Certificated Warrant and Authentication Order, authenticated and delivered such Certificated Warrant to the Initial Warrantholder in accordance with Section 2.02 and registered the Initial Warrantholder as the Warrantholder of such Warrants in accordance with Section 2.05. All such Warrants shall be dated as of the Exchange Date.

(b)         Except as set forth in Section 2.05 and Section 6.02, the Warrants issued to the Initial Warrantholder on the Exchange Date shall be the only Warrants issued or outstanding under this Warrant Agreement.

(c)         All Warrants issued under this Warrant Agreement shall in all respects be equally and ratably entitled to the benefits hereof, without preference, priority, or distinction on account of the actual time of the issuance and authentication or any other terms thereof.

Section 2.02. Execution and Authentication of Warrants. (a) Warrants shall be executed on behalf of the Company by any of the Chairman, any Executive Vice President, any Senior Vice President, and any Vice President of the Company and attested by its Secretary or any one of its Assistant Secretaries. The signature of any of these officers on Warrants may be manual or facsimile. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Warrant that has been duly authenticated and delivered by the Warrant Agent.

(b)          Warrants bearing the manual or facsimile signatures of individuals, each of whom was, at the time he or she signed such Warrant or his or her facsimile signature was affixed to such Warrant, as the case may be, a proper officer of the Company, shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Warrants or did not hold such offices at the date of such Warrants.

(c)          No Warrant shall be entitled to any benefit under this Warrant Agreement or be valid or obligatory for any purpose unless there appears on such Warrant a certificate of authentication substantially in the form provided for herein executed by the Warrant Agent by manual or facsimile signature, and such certificate upon any Warrant shall be conclusive evidence, and the only evidence, that such Warrant has been duly authenticated and delivered hereunder.

Section 2.03. Form of Warrant Certificates. Each Warrant Certificate shall be in substantially the form set forth in Exhibit D hereto and shall have such insertions as are appropriate or required or permitted by this Warrant Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements, stamped, printed, lithographed or engraved thereon, (a) as the Company may deem appropriate and as are not inconsistent with the provisions of this Warrant Agreement, (b) such as may be required to comply with this Warrant Agreement, any law or any rule of any securities exchange on which Warrants may be listed, and (c) such as may be necessary to conform to customary usage.

Section 2.04. Transfer Restrictions and Legends. (a) (i) Each Warrant issued hereunder that has not been transferred or sold pursuant to the Offering or other offerings registered under the Securities Act shall bear the legend set forth in Exhibit A hereto.

(ii)          Warrants bearing such legend may not be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of by a Warrantholder except (A) in compliance with applicable transfer restrictions, if any, set forth in Section 2.02 of the Registration Rights Agreement and (B)(I) to the Company or a subsidiary thereof, (II) pursuant to a registration statement covering the resale of such Warrants that has become effective under the Securities Act or (III) pursuant to an exemption from the registration requirements of the Securities Act, including Rule 144 under the Securities Act. Prior to the registration of any transfer in accordance with clause (B)(III) above, the Company and the Warrant Agent reserve the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required by either of them in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. No representation is made hereby of otherwise by the Company as to the availability of any exemption from the registration requirements of the Securities Act.

(iii)         Any Warrants as to which such restrictions on transfer shall have expired in accordance with their terms such that they can be freely sold without limits under the Securities Act and any applicable state securities law may, upon surrender of the Warrant Certificates representing such Warrants for exchange pursuant to Section 2.05 in accordance with the procedures of the Warrant Agent (together with any legal opinions, certifications or other evidence as may reasonably be required by the Company or the Warrant Agent in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws), be exchanged for a new Warrant Certificate for a like Number of Warrants, which shall not bear such legend.

(b)          (i)  All shares of Common Stock issued to a Warrantholder upon exercise of a Warrant that has not been transferred or sold pursuant to the Offering or other offerings registered under the Securities Act shall bear the legend set forth in Exhibit B hereto.

(ii)          Shares of Common Stock issued to a Warrantholder upon exercise of a Warrant and bearing such legend may not be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of by such Warrantholder except (A) in compliance with applicable transfer restrictions, if any, set forth in Section 2.02 of the Registration Rights Agreement, (B) if such Shares of Common Stock were issued upon exercise of Warrants by the New VEBA (the registered holder of all Warrants immediately prior to the Offering) prior to October 1, 2012, only if the Closing Sale Price of the Common Stock was greater than 120% of the then current Exercise Price for at least 20 Trading Days in the 30 consecutive Trading Days ending on the last Trading Day of the preceding calendar quarter, and (C)(I) to the Company or a subsidiary thereof, (II) pursuant to a registration statement covering the resale of such Common Stock that has become effective under the Securities Act or (III) pursuant to an exemption from the registration requirements of the Securities Act, including Rule 144 under the Securities Act. Prior to the registration of any transfer in accordance with clause (C)(III) above, the Company and the transfer agent for such shares of Common Stock reserve the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required by either of them in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. No representation is made hereby of otherwise by the Company as to the availability of any exemption from the registration requirements of the Securities Act.

(iii)        Any such shares of Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms such that the shares of Common Stock can be freely sold without limits under the Securities Act and any applicable state securities law may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock (together with any legal opinions, certifications or other evidence as may reasonably be required by the Company or the transfer agent in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws), be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear such legend.

(c)          Any Warrant that is purchased or owned by the Company or any “affiliate” thereof (as defined under Rule 144 under the Securities Act) may not be resold by the Company or such affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Warrants no longer being “restricted securities” (as defined in Rule 144 under the Securities Act).

(d)          Prior to October 1, 2012, shares of Common Stock issued to the New VEBA upon exercise of a Warrant may not be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of by the New VEBA unless the Closing Sale Price of the Common Stock was greater than 120% of the then current Exercise Price for at least 20 Trading Days in the 30 consecutive Trading Days ending on the last Trading Day of the preceding calendar quarter. For the avoidance of doubt, this restriction (and the restriction set forth in clause (b)(ii)(B) above) only applies to the New VEBA and not to subsequent purchasers from the New VEBA.

Section 2.05. Transfer, Exchange and Substitution. (a) Warrants shall be issued in registered form only. The Company shall cause to be kept at the office of the Warrant Agent, and the Warrant Agent shall maintain, a register (the “Warrant Register”) in which the Company shall provide for the registration of Warrants and transfers, exchanges or substitutions of Warrants as herein provided. All Warrants issued upon any registration of transfer or exchange of or substitution for Warrants shall be valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Warrant Agreement, as Warrants surrendered for such registration of transfer, exchange or substitution.

(b)         A Warrantholder may transfer a Warrant only upon surrender of such Warrant for registration of transfer. Warrants may be presented for registration of transfer and exchange at the offices of the Warrant Agent with a written instruction of transfer in form satisfactory to the Warrant Agent, duly executed by such Warrantholder or by such Warrantholder’s attorney, duly authorized in writing. If the Warrants to be transferred contain the legend required by Section 2.04(a)(i) hereof, such Warrantholder will also provide a written certificate (substantially in the form of Exhibit E hereto) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Warrants. The Warrant Agent shall be entitled to conclusively rely upon any such certification in connection with the transfer of a Warrant hereunder and shall have no responsibility to monitor or verify whether any such transfer complies with the requirements hereunder or otherwise complies with the Securities Act. No such transfer shall be effected until, and the transferee shall succeed to the rights of a Warrantholder only upon, final acceptance and registration of the transfer in the Warrant Register by the Warrant Agent. Prior to the registration of any transfer of a Warrant by a Warrantholder as provided herein, the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent may treat the Person in whose name Warrants are registered as the owner thereof for all purposes and as the Person entitled to exercise the rights represented thereby, any notice to the contrary notwithstanding.

(c)           Every Warrant presented or surrendered for registration of transfer or for exchange or substitution shall (if so required by the Company or the

Warrant Agent) be duly endorsed, or be accompanied by a duly executed instrument of transfer in form satisfactory to the Company and the Warrant Agent, by the holder thereof or such Warrantholder’s attorney duly authorized in writing.

(d)         When Warrants are presented to the Warrant Agent with a request to register the transfer of, or to exchange or substitute, such Warrants, the Warrant Agent shall register the transfer or make the exchange or substitution as requested if its requirements for such transactions and any applicable requirements hereunder are satisfied, which requirements may include, as applicable, the signature guarantee of a guarantor institution approved by The Securities Transfer Association. To permit registrations of transfers, exchanges and substitutions, the Company shall execute Warrant Certificates at the Warrant Agent’s request and the Warrant Agent shall countersign and deliver such Warrant Certificates. No service charge shall be made for any registration of transfer or exchange of or substitution for Warrants, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of Warrants.

(e)          If less than all Warrants represented by a Certificated Warrant are transferred, exchanged or substituted in accordance with this Warrant Agreement, the Warrant Certificate shall be surrendered to the Warrant Agent and a new Warrant Certificate for a Number of Warrants equal to the Warrants represented by such Warrant Certificate that were not transferred, exchanged or substituted, registered in such name or names as may be directed in writing by the surrendering Warrantholder, shall be executed by the Company and delivered to the Warrant Agent and the Warrant Agent shall countersign such new Warrant Certificate and shall deliver such new Warrant Certificate to the Person or Persons entitled to receive the same.

Section 2.06. Global Warrants. (a) The Warrants shall initially be issued in the form of Certificated Warrants. However, if the Warrants are sold pursuant to an effective registration statement covering the resale of such Warrants filed with the SEC (including the Offering), or at any other time selected by the Company, any Certificated Warrants may be presented to the Warrant Agent by Warrantholders in exchange for one or more Global Warrants up to the aggregate Number of Warrants then outstanding, to be registered in the name of the Depositary, or its nominee, and delivered by the Warrant Agent to the Depositary, or its custodian, for crediting to the accounts of its participants pursuant to the procedures of the Depositary. Upon such presentation, the Company shall execute a Global Warrant in such aggregate principal amount and deliver the same to the Warrant Agent for authentication and delivery in accordance with Section 2.02.

(b)          Any Global Warrant shall bear the legend substantially in the form set forth in Exhibit C hereto (the “Global Warrant Legend”).

(c)          So long as a Global Warrant is registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Warrant Agreement with respect to the Global Warrant held on their behalf by the Depositary or the Warrant Agent as its custodian, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes. Accordingly, any such owner’s beneficial interest in such Global Warrant will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members, and neither the Company nor the Warrant Agent shall have any responsibility with respect to such records maintained by the Depositary or its nominee or its Agent Members. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Warrantholder.

(d)         Any holder of a Global Warrant registered in the name of the Depositary or its nominee shall, by acceptance of such Global Warrant, agree that transfers of beneficial interests in such Global Warrant may be effected only through a book-entry system maintained by the holder of such Global Warrant (or its agent), and that ownership of a beneficial interest in Warrants represented thereby shall be required to be reflected in book-entry form.

(e)          Transfers of a Global Warrant registered in the name of the Depositary or its nominee shall be limited to transfers in whole, and not in part, to the Company, the Depositary, their successors, and their respective nominees. Interests of beneficial owners in a Global Warrant registered in the name of the Depositary or its nominee shall be transferred in accordance with the rules and procedures of the Depositary.

(f)          A Global Warrant registered in the name of the Depositary or its nominee shall be exchanged for Certificated Warrants only if (i) the Depositary (A) has notified the Company that it is unwilling or unable to continue as or ceases to be a clearing agency registered under Section 17A of the Exchange Act and (B) a successor to the Depositary registered as a clearing agency under Section 17A of the Exchange Act is not able to be appointed by the Company within 90 days or (ii) the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 days. In any such event, a Global Warrant registered in the name of the Depositary or its nominee shall be surrendered to the Warrant Agent for cancellation, and the Company shall execute, and the Warrant Agent shall countersign and deliver, to each beneficial owner identified by the Depositary, in exchange for such beneficial owner’s beneficial interest in such Global Warrant, Certificated Warrants representing, in the aggregate, the Number of Warrants theretofore represented by such Global Warrant with respect to such beneficial owner’s respective beneficial interest. Any Certificated Warrant delivered in exchange for an interest in a Global Warrant pursuant to this Section 2.06(f) shall not bear the Global Warrant Legend. Interests in the Global Warrant may not be exchanged for Certificated Warrants other than as provided in this Section 2.06(f).

(g)          The holder of a Global Warrant registered in the name of the Depositary or its nominee may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Warrantholder is entitled to take under this Warrant Agreement or the Warrant.

Section 2.07. Surrender of Warrant Certificates; Cancellation. Any Warrant Certificate surrendered for registration of transfer, exchange, substitution or exercise of Warrants represented thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued by the Company and, except as provided in this Article 2 in case of an exchange, transfer or substitution, or Article 3 in case of the exercise of less than all Warrants represented thereby, or Section 6.02 in case of mutilation, no Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of such cancelled Warrant Certificates as the Company may direct.

ARTICLE 3
EXERCISE AND SETTLEMENT OF WARRANTS

Section 3.01. Exercise of Warrants. At any time prior to 5:00 p.m., New York City time, on the Expiration Date, a Warrantholder shall be entitled to exercise, in accordance with this Article 3, the full Number of Warrants represented by any Warrant Certificate then registered in such Warrantholder’s name or any portion thereof (which shall not include any fractional Warrants). Any Warrants not exercised prior to such time shall expire unexercised.

Section 3.02. Procedure for Exercise. (a) To exercise a Warrant (i) in the case of a Certificated Warrant, the Warrantholder must surrender the Warrant Certificate evidencing such Warrant at the principal office of the Warrant Agent (or successor warrant agent), with the Exercise Notice set forth on the reverse of the Warrant Certificate duly completed and executed, together with any applicable transfer taxes as set forth in Section 7.02(b), or (ii) in the case of a

Global Warrant, any person with a beneficial interest in such Global Warrant must comply with the procedures established by the Depositary for the exercise of Warrants.

(b)          The date on which a Warrantholder complies with the requirements for exercise set forth in this Section 3.02 in respect of a Warrant is the “Exercise Date” for such Warrant. However, if such date is not a Trading Day or the Warrantholder satisfies such requirements after the Close of Business on a Trading Day, then the Exercise Date shall be the immediately succeeding Trading Day, unless that Trading Day falls after the Expiration Date, in which case the Exercise Date shall be the immediately preceding Trading Day.

Section 3.03. Settlement of Warrants. Net Share Settlement shall apply to each Warrant upon exercise of such Warrant. For each Warrant exercised hereunder, on the Settlement Date for such Warrant, the Company shall cause to be delivered to the Warrantholder a number of shares of Common Stock (which in no event will be less than zero) (the “Net Share Amount”) equal to the product of (i) the Number of Shares and (ii) (A) the Closing Sale Price on the relevant Exercise Date, minus the Exercise Price (determined as of such Exercise Date), divided by (B) such Closing Sale Price, together with Cash in respect of any fractional shares of Common Stock as provided in Section 3.06.

Section 3.04. Delivery of Common Stock. (a) In connection with the delivery of shares of Common Stock to an exercising Warrantholder pursuant to Section 3.03, the Warrant Agent shall:

(i)       at the Warrantholder’s option (A) deliver Common Stock by electronic transfer (with the assistance of the Company and the transfer agent of Common Stock, if necessary) to such Warrantholder’s account, or any other account as such Warrantholder may designate, at the Depositary or at an Agent Member, or (B) requisition from the transfer agent of the Common Stock and deliver to or upon the order of such Warrantholder a certificate or certificates, in each case with legends thereon as appropriate (as determined by the Company) and for the number of full shares of Common Stock to which such Warrantholder is entitled, registered in such name or names as may be directed by such Warrantholder;

(ii)      deliver Cash to such Warrantholder in respect of any fractional shares of Common Stock, as provided in Section 3.06; and

(iii)     if the Number of Warrants represented by a Warrant Certificate shall not have been exercised in full, (A) in the case of a Certificated Warrant, deliver a new Warrant Certificate or (B) in the case of a Global Warrant, make the appropriate adjustments in Schedule A of such Global Warrant, in each case, countersigned by the Warrant Agent, for the balance of the number of Warrants represented by the surrendered Warrant Certificate.

(b)          Each Person in whose name any shares of Common Stock are issued shall for all purposes be deemed to have become the holder of record of such shares as of the Exercise Date. However, if any such date is a date when the stock transfer books of the Company are closed, such Person shall be deemed to have become the holder of such shares at the Close of Business on the next succeeding date on which the stock transfer books are open.

Section 3.05. Payments to the Company. (a) Promptly after the Warrant Agent shall have taken the action required under Section 3.04 (or at such later time as may be mutually agreeable to the Company and the Warrant Agent), the Warrant Agent shall account to the Company with respect to any Warrants exercised. The Company shall reimburse the Warrant Agent for any amounts paid by the Warrant Agent in respect of a fractional share of Common Stock upon such exercise in accordance with Section 3.06 hereof.

(b)          The Company acknowledges that any bank accounts maintained by the Warrant Agent in connection with the services provided hereunder will be established and maintained in the name of the Paying Agent. The Company shall not be entitled to any interest on any funds received or held by the Warrant Agent pursuant to the terms of this Agreement.

Section 3.06. No Fractional Shares to Be Issued. (a) Notwithstanding anything to the contrary in this Warrant Agreement, the Company shall not be required to issue any fraction of a share of Common Stock upon exercise of any Warrants.

(b)          If more than one Warrant shall be exercised hereunder at one time by the same Warrantholder, the number of full shares which shall be issuable upon exercise thereof shall be computed on the basis of all Warrants so exercised. If any fraction of a share of Common Stock would, except for the provisions of this Section 3.06, be issuable on the exercise of any Warrant or Warrants, the Company shall pay the Warrantholder Cash in lieu of such fractional shares valued at the Closing Sale Price on the Exercise Date.

(c)          Each Warrantholder, by its acceptance of a Warrant Certificate, expressly waives its right to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock.

Section 3.07. Acquisition of Warrants by Company. The Company shall have the right, except as limited by law, to purchase or otherwise to acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate and shall have agreed with the holder of such Warrants.

Section 3.08. Direction of Warrant Agent. (a) The Company shall be responsible for performing all calculations required in connection with the exercise and settlement of the Warrants and the payment or delivery, as the case may be, of Cash and/or Common Stock as described in this Article 3. In connection therewith, the Company shall provide prompt written notice to the Warrant Agent of the amount of Cash and the number of shares of Common Stock payable or deliverable, as the case may be, upon exercise and settlement of the Warrants, including, without limitation, the Net Share Amount.

(b)          Any Cash to be paid, or Common Stock to be delivered, to the Warrantholders hereunder shall be delivered to the Warrant Agent no later than the Business Day immediately preceding the date such consideration is required to be delivered to the Warrantholders.

(c)          The Warrant Agent shall have no liability for any failure or delay in performing its duties hereunder caused by any failure or delay of the Company in providing such calculations or items to the Warrant Agent. The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or Units of Reference Property that may at any time be issued or delivered upon the exercise of any Warrant, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any Cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or Units of Reference Property, or to comply with any of the covenants of the Company contained in this Article 3.

ARTICLE 4
EXERCISE OF WARRANTS IN CONNECTION WITH A DESIGNATED EVENT

Section 4.01. Adjustment to Exercise Price Upon Designated Event. (a) If a Designated Event occurs prior to January 1, 2011 and a Warrantholder elects to exercise its Warrants in connection with such Designated Event, the Company shall reduce the Exercise Price for such Warrants exercised by an amount (the “Exercise Price Reduction”), and increase the Number of Shares for such Warrant exercised, as described in this Article 4. An exercise of a Warrant shall be deemed for the purposes of this Section 4.01 to be “in connection with” a Designated Event if the Exercise Date for such Warrant falls during the period commencing on the effective date of the relevant Designated Event (the

“Effective Date”) and ending on the 30th calendar day following the Effective Date for such Designated Event.

(b)         Notwithstanding Section 4.01(a), the Exercise Price for a Warrant exercised in connection with a Designated Event shall not be reduced (and the Number of Shares shall not be correspondingly increased) in the case of any Designated Event if at least 90% of the consideration, excluding Cash payments for fractional shares of Common Stock and Cash payments made pursuant to dissenters’ appraisal rights, in a transaction otherwise constituting a Designated Event consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded on a U.S. national securities exchange, or will be so traded immediately following such transaction, and as a result of such transaction such Warrants become exercisable solely for such consideration.

Section 4.02. Notice of Designated Event. (a) Within 15 calendar days after the Effective Date of any Designated Event, the Company shall mail a written notice of such Designated Event by first-class mail to the Warrant Agent and to each Warrantholder. The notice must state the events causing, and the Effective Date of, such Designated Event. If the Company fails to provide such notice within 15 calendar days of the Effective Date, the period during which Warrantholders may exercise their Warrants and receive the relevant Exercise Price Reduction (and the corresponding increase in the Number of Shares) will be extended by the number of calendar days that such notification is delayed or not otherwise provided to Warrantholders beyond the specified notice deadline.

(b)         The Company shall mail a notice to Warrantholders and issue a press release through Dow Jones & Company, Inc. or Bloomberg Business News or other similarly broad public medium that is customary for such press releases no later than 10 days prior to the anticipated Effective Date for any Designated Event. The failure to deliver such notice or issue such press release shall not affect the validity of such transaction.

Section 4.03. Exercise Price Reduction. (a) The amount of the Exercise Price Reduction with respect to Warrants exercised in connection with any Designated Event shall be determined by reference to the table below in Section 4.03(c) and shall be based on the Effective Date of, and the Applicable Price for, such Designated Event.

(b)          The Applicable Prices set forth in the first row of the table below (i.e., the column headers), and the Exercise Price Reduction amounts set forth in the table below, shall each be adjusted at the same time and in the manner as the Exercise Price as set forth in Article 5.

(c)          The following table sets forth the amount of the Exercise Price Reduction for given Applicable Prices and Effective Dates:

	Applicable Prices
Effective Date	$8.00	$9.00	$10.00	$12.00	$14.00	$16.00	$18.00	$20.00	$25.00	$30.00	$40.00
January 1, 2009	$1.2000	$1.2000	$1.2000	$1.2000	$1.1080	$0.9282	$0.7967	$0.6967	$0.5279	$0.4220	$0.2945
January 1, 2010	$1.2000	$1.2000	$1.2000	$1.1508	$0.9098	$0.7491	$0.6362	$0.5531	$0.4171	$0.3337	$0.2339
January 1, 2011	$1.2000	$1.2000	$1.2000	$0.8830	$0.6670	$0.5353	$0.4491	$0.3886	$0.2935	$0.2360	$0.1665

(d)           If the exact Applicable Price and/or Effective Date are not set forth in the table above, then:

(i)       if the actual Applicable Price is between two Applicable Prices in the table or the Effective Date is between two Effective Dates in the table, the Exercise Price Reduction shall be determined by a straight-line interpolation between the Exercise Price Reduction set forth for the higher and lower Applicable Prices and/or the earlier and later Effective Dates in the table, based on a 365-day year, as applicable;

(ii)      if the actual Applicable Price is equal to or in excess of $40.00 per share, subject to adjustment as set forth in Section 4.03(b), the Exercise Price shall not be reduced pursuant to this Section 4.03 (and there shall be no corresponding increase to the Number of Shares pursuant to Section 4.04) upon exercise of any Warrant in connection with the relevant Designated Event; and

(iii)      if the Applicable Price is equal to or less than $8.00 per share, subject to adjustment as set forth in Section 4.03(b), the Exercise Price shall not be reduced pursuant to this Section 4.03 (and there shall be no corresponding increase to the Number of Shares pursuant to Section 4.04) upon exercise of any Warrant in connection with the relevant Designated Event.

(e)           Notwithstanding the foregoing, in no event shall the Company reduce the Exercise Price if the reduction would cause the Exercise Price to fall below $8.00, such price subject to adjustment at the same time and in the same manner as the Exercise Price as set forth in Article 5.

Section 4.04. Adjustment to Number of Shares. If the Exercise Price for any Warrants that are exercised in connection with a Designated Event is reduced pursuant to Section 4.03, the Number of Shares with respect to those Warrants shall concurrently be increased by multiplying the Number of Shares prior to such increase by a fraction, (i) the numerator of which is the Exercise Price prior to giving effect to such Exercise Price Reduction and (ii) the denominator of which is the Exercise Price after giving effect to such Exercise Price Reduction.

ARTICLE 5
ADJUSTMENTS

Section 5.01. Adjustments to Exercise Price. The Exercise Price for the Warrants shall be subject to adjustment (without duplication) upon the occurrence of any of the following events:

(a)          The issuance of Common Stock as a dividend or distribution to all holders of Common Stock, or a subdivision or combination of Common Stock, in which event the Exercise Price shall be adjusted based on the following formula:

where:

EP0	=
the Exercise Price in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date for such subdivision or combination, as the case may be;

EP1	=
the Exercise Price in effect immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such subdivision or combination, as the case may be;

OS0	=
the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date for such subdivision or combination, as the case may be; and

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, subdivision or combination.

Such adjustment shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such subdivision or combination, as the case may be. If any dividend or distribution or subdivision or combination of the type described in this Section 5.01(a) is declared or announced but not so paid or made, the Exercise Price shall again be adjusted to the Exercise Price that would then be in effect if such dividend or distribution or subdivision or combination had not been declared or announced, as the case may be.

(b)         The issuance to all holders of Common Stock of rights or warrants entitling them for a period expiring 60 days or less from the date of issuance of such rights or warrants to purchase shares of Common Stock (or securities convertible into Common Stock) at less than (or having a conversion price per share less than) the Current Market Price of Common Stock, in which event the Exercise Price will be adjusted based on the following formula:

where:

EP0	=	the Exercise Price in effect immediately prior to the Close of Business on the Record Date for such issuance;

EP1	=	the Exercise Price in effect immediately after the Close of Business on the Record Date for such issuance;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such issuance;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, warrants or convertible securities; and

Y	=	the aggregate price payable to exercise such rights, warrants or convertible securities divided by the Current Market Price.

Such adjustment shall become effective immediately after the Close of Business on the Record Date for such issuance. In the event that the issuance of such rights, warrants or convertible securities is announced but such rights, warrants or convertible securities are not so issued, the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if the Record Date for such issuance had not occurred. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights, warrants or convertible securities, upon the expiration, termination or maturity of such rights, warrants or convertible securities, the Exercise Price shall be readjusted to the Exercise Price that would then be in effect had the adjustments made upon the issuance of such rights, warrants or convertible securities been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, as well as any consideration received in connection with the conversion of any convertible securities issued upon exercise of such rights or warrants, and the value of such consideration, if other than Cash, shall be determined in good faith by the Board of Directors.

(c) The dividend or other distribution to all holders of Common Stock of shares of the Company’s Capital Stock (other than Common Stock) or evidences of the Company’s indebtedness, rights or warrants to purchase the Company’s securities, or the Company’s assets (excluding any dividend, distribution or issuance covered by clauses (a) or (b) above or (d) or (e) below), in which event the Exercise Price will be adjusted based on the following formula:

where:

EP0	=	the Exercise Price in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution;

EP1	=	the Exercise Price in effect immediately after the Close of Business on the Record Date for such dividend or distribution;

SP0	=	the Current Market Price; and

FMV	=
the fair market value (as determined in good faith by the Board of Directors), on the Record Date for such dividend or distribution, of the shares of Capital Stock, evidences of indebtedness or assets so distributed, expressed as an amount per share of Common Stock.

Such decrease shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution. In the event that such dividend or distribution is declared or announced but not so paid or made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such distribution had not been declared or announced.

However, if the transaction that gives rise to an adjustment pursuant to this clause (c) is one pursuant to which the payment of a dividend or other distribution on Common Stock consists of shares of capital stock of, or similar equity interests in, a subsidiary of the Company or other business unit of the Company (i.e., a spin-off) that are, or, when issued, will be, traded or quoted on the New York Stock Exchange or any other national or regional securities exchange or market, then the Exercise Price will instead be adjusted based on the following formula:

where:

EP0	=	the Exercise Price in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution;

EP1	=	the Exercise Price in effect immediately after the Close of Business on the Record Date for such dividend or distribution;

FMV	=
the average of the Closing Sale Prices of the Capital Stock or similar equity interests distributed to holders of Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Days commencing on, and including, the third Trading Day after the Ex-Date for such dividend or distribution (the “Valuation Period”); and

MP0	=	the average of the Closing Sale Prices of the Common Stock over the Valuation Period for such dividend or distribution.

Such decrease shall be made immediately after the Close of Business on the last Trading Day of the Valuation Period for such dividend or distribution, but shall be given effect immediately after the Close of Business on the Record Date for such dividend or distribution. To the extent that the Exercise Date for any Warrant occurs during the Valuation Period for such dividend or distribution, the Settlement Date for such Warrants shall be postponed to the third Business Day immediately following the last Trading Day of such Valuation Period. In the event that such dividend or distribution is declared or announced but not so paid or made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such distribution had not been declared or announced.

(d)          Dividends or other distributions consisting exclusively of Cash to all holders of Common Stock, in which event the Exercise Price will be adjusted based on the following formula:

where:

EP0	=	the Exercise Price in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution;

EP1	=	the Exercise Price in effect immediately after the Close of Business on the Record Date for such dividend or distribution;

SP0	=	the Current Market Price; and

C	=	the amount in Cash per share that the Company distributes to holders of Common Stock for such dividend or distribution.

Such adjustment shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution. In the event that such dividend or distribution declared or announced but is not so paid or made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such dividend or distribution had not been declared or announced.

(e)          The Company or one or more subsidiaries of the Company make purchases of Common Stock pursuant to a tender offer or exchange offer (other than offers not subject to Rule 13e-4 under the Exchange Act) by the Company or a subsidiary of the Company for the Common Stock, to the extent that the Cash and value of any other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the Closing Sale Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Offer Expiration Date”), in which event the Exercise Price will be adjusted based on the following formula:

where:

EP0	=	the Exercise Price in effect immediately prior to the Close of Business on the Trading Day next succeeding the Offer Expiration Date;

EP1	=	the Exercise Price in effect immediately after the Close of Business on the Trading Day next succeeding the Offer Expiration Date;

FMV	=
the fair market value (as determined by the Board of Directors), on the Offer Expiration Date, of the aggregate value of all Cash and any other consideration paid or payable for shares of Common Stock validly tendered or exchanged and not withdrawn as of the Offer Expiration Date (the “Purchased Shares”);

OS1	=	the number of shares of Common Stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “Offer Expiration Time”) less any Purchased Shares;

OS0	=	the number of shares of Common Stock outstanding as of the Offer Expiration Time, including any Purchased Shares; and

SP1	=	the Closing Sale Price of Common Stock on the Trading Day next succeeding the Offer Expiration Date.

An adjustment, if any, to the Exercise Price pursuant to this clause (e) shall become effective immediately prior to the Open of Business on the second Trading Day immediately following the Offer Expiration Date. In the event that the Company or a subsidiary of the Company is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (e) to any tender offer or exchange offer would result in an increase in the Exercise Price, no adjustment shall be made for such tender offer or exchange offer under this clause (e).

(f)           For the purposes of Section 5.01(a), (b) and (c), any dividend or distribution to which Section 5.01(c) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (i) a dividend or distribution of the indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants (and any Exercise Price adjustment required by Section 5.01(c) with respect to such dividend or distribution shall be made in respect of such dividend or distribution (without regard to the parenthetical in Section 5.01(c) that begins with the word “excluding”)) (ii) immediately followed by a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Exercise Price adjustment required by Section 5.01 with respect to such dividend or distribution shall then be made), except any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the Close of Business on the Record Date.”

Section 5.02. Adjustments to Number of Shares. Concurrently with any adjustment to the Exercise Price under Section 5.01, the Number of Shares will be adjusted such that the Number of Shares in effect immediately following the effectiveness of such adjustment will be equal to the Number of Shares in effect immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the Exercise Price in effect immediately prior to such adjustment and (ii) the denominator of which is the Exercise Price in effect immediately following such adjustment.

Section 5.03. Certain Distributions of Rights and Warrants. (a) Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”):

(i)          are deemed to be transferred with such shares of Common Stock;

(ii)         are not exercisable; and

(iii)        are also issued in respect of future issuances of Common Stock,

shall be deemed not to have been distributed for purposes of Article 5 (and no adjustment to the Exercise Price or the Number of Shares under this Article 5 will be made) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exercise Price and the Number of Shares shall be made under this Article 5 (subject in all respects to Section 5.04).

(b)        If any such right or warrant is subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights or warrants with such rights (subject in all respects to Section 5.04).

(c)           In addition, except as set forth in Section 5.04, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in Section 5.03(b)) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exercise Price and the Number of Shares under Article 5 was made (including any adjustment contemplated in Section 5.04):

(i)       in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by the holders thereof, the Exercise Price and the Number of Shares shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a Cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase; and

(ii)      in the case of such rights or warrants that shall have expired or been terminated without exercise by the holders thereof, the Exercise Price and the Number of Shares shall be readjusted as if such rights and warrants had not been issued.

Section 5.04. Shareholder Rights Plans. If a Company shareholder rights plan under which any rights are issued provides that each share of Common Stock issued upon exercise of Warrants at any time prior to the distribution of separate certificates representing such rights shall be entitled to receive such rights, prior to the separation of such rights from the Common Stock, the Exercise Price and the Number of Shares shall not be adjusted pursuant to Section 5.01. If, however, prior to any exercise of a Warrant, such rights have separated from the Common Stock, the Exercise Price and the Number of Shares shall be adjusted at the time of separation as if the Company dividended or distributed to all holders of Common Stock, the Company’s Capital Stock, evidences of the Company’s indebtedness, certain rights or warrants to purchase the Company’s securities or other of the Company’s assets as described in Section 5.01(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 5.05. Other Adjustments if Net Share Settlement Applies. The Board of Directors shall make appropriate adjustments to the amount of Cash or number of shares of Common Stock, as the case may be, due upon exercise of the

Warrant, as may be necessary or appropriate to effectuate the intent of this Article 5 and to avoid unjust or inequitable results as determined in its good faith judgment, to account for any adjustment to the Exercise Price and the Number of Shares that becomes effective, or any event requiring an adjustment to the Exercise Price and the Number of Shares where the Record Date or effective date (in the case of a subdivision or combination of the Common Stock) of the event occurs, during the period beginning on, and including, the Exercise Date and ending on, and including, the related Settlement Date.

Section 5.06. Discretionary Adjustments. The Company may from time to time, to the extent permitted by law and subject to applicable rules of the New York Stock Exchange, decrease the Exercise Price and/or increase the Number of Shares by any amount for any period of at least 20 days. In that case, the Company shall give the Warrantholders at least 15 days’ prior notice of such increase or decrease, and such notice shall state the decreased Exercise Price and/or increased Number of Shares and the period during which the decrease and/or increase will be in effect. The Company may make such decreases in the Exercise Price and/or increases in the Number of Shares, in addition to those set forth in this Article 5, as the Company’s Board of Directors deems advisable, including to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

Section 5.07. Restrictions on Adjustments. (a) Except in accordance with Section 5.01, the Exercise Price and the Number of Shares will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing.

(b)          Neither the Exercise Price nor the Number of Shares will be adjusted:

(i)       upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan; or

(ii)       for a change in the par value of the Common Stock.

(c)           In no event will the Company adjust the Exercise Price or make a corresponding adjustment to the Number of Shares to the extent that the adjustment would reduce the Exercise Price below the par value per share of Common Stock.

(d)          Notwithstanding anything in this Article 5 to the contrary, the Exercise Price will not be adjusted, and no corresponding adjustment shall be made to the Number of Shares, to the extent that the Exercise Price, as adjusted in accordance with Section 5.01, would be reduced below $8.00 (such price subject to adjustment in the same manner and at the same time as adjustments to the Exercise Price pursuant to this Article 5).

(e)          No adjustment shall be made to the Exercise Price or the Number of Shares for any of the transactions described in Section 5.01 if the Company makes provisions for Warrantholders to participate in any such transaction without exercising their Warrants on a basis and with notice that the Board of Directors determines in good faith to be fair and appropriate.

(f)           No adjustment shall be made to the Exercise Price, nor will any corresponding adjustment be made to the Number of Shares, unless the adjustment would result in a change of at least 1% of the Exercise Price; provided that any adjustments that are less than 1% of the Exercise Price shall be carried forward and such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1% of the Exercise Price, shall be made (i) annually, on each anniversary of the Exchange Date and (ii) five Business Days prior to the Expiration Date, unless such adjustment has already been made.

(g)          If the Company takes a record of the holders of Common Stock for the purpose of entitling them to receive a dividend or other distribution, and thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandons its plan to pay or deliver such dividend or distribution, then thereafter no adjustment to the Exercise Price or the Number of Shares then in effect shall be required by reason of the taking of such record.

Section 5.08. Deferral of Adjustments. In any case in which Section 5.01 provides that an adjustment shall become effective immediately after (a) a Record Date for an event, (b) the effective date (in the case of a subdivision or combination of the Common Stock) or (c) the Offer Expiration Date for any tender or exchange offer pursuant to Section 5.01(e) (each a “Determination Date”), the Company may elect to defer, until the later of the date the adjustment to the Exercise Price and Number of Shares can be definitively determined and the occurrence of the applicable Adjustment Event (as hereinafter defined), (i) issuing to the Warrantholder of any Warrant exercised after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities or assets issuable upon such exercise by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount in Cash in lieu of any fractional share of Common Stock pursuant to Section 3.06. For the purposes of this Section 5.08, the term “Adjustment Event” shall mean (A) in any case referred to in clause (a) or clause (b) hereof, the occurrence of such event, (B) in any case referred to in clause (c) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

Section 5.09. Recapitalizations, Reclassifications and Other Changes. (a) If any of the following events occur:

(i)           any recapitalization;

(ii)          any reclassification or change of the outstanding shares of Common Stock (other than changes resulting from a subdivision or combination to which Section 5.01(a) applies);

(iii)         any consolidation, merger or combination involving the Company;

(iv)         any sale or conveyance to a third party of all or substantially all of the Company’s assets; or

(v)          any statutory share exchange,

(each such event a “Reorganization Event”), in each case as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (the “Reference Property”), then, following the effective time of the transaction, the right to receive shares of Common Stock upon exercise of a Warrant shall be changed to a right to receive, upon exercise of such Warrant with respect to each share of Common Stock for which such Warrant is exercisable, the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock would have owned or been entitled to receive in connection with such Reorganization Event (such kind and amount of Reference Property per share of Common Stock, a “Unit of Reference Property”). In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in a Reorganization Event, the type and amount of consideration into which the Warrants shall be exercisable from and after the effective time of such Reorganization Event shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock in such Reorganization Event. The Company hereby agrees not to become a party to any Reorganization Event unless its terms are consistent with this Section 5.09.

(b)    At  any  time  from,  and  including,  the  effective  time  of  a Reorganization Event:

(i)       the Net Share Amount per Warrant shall be a number of Units of Reference Property calculated as set forth in Section 3.03, except that the Closing Sale Price used to determine such Net Share Amount on any Trading Day shall be the Unit Value for such Trading Day;

(ii)      the Company shall pay Cash in lieu of delivering any fraction of a Unit of Reference Property in accordance with Section 3.06 based on the Unit Value as of the Exercise Date; and

(iii)     the Closing Sale Price and the Current Market Price shall be calculated with respect to a Unit of Reference Property.

(c)   The value of a Unit of Reference Property (the “Unit Value”) shall be determined as follows:

(i)       any shares of common stock of the successor or purchasing corporation or any other corporation that are traded on a national or regional stock exchange included in such Unit of Reference Property shall be valued as if such shares were “Common Stock” using procedures set forth in the definition of “Closing Sale Price” in Section 1.01;

(ii)      any other property (other than Cash) included in such Unit of Reference Property shall be valued in good faith by the Board of Directors or by a New York Stock Exchange member firm selected by the Board of Directors; and

(iii)     any Cash included in such Unit of Reference Property shall be valued at the amount thereof.

(d)         On or prior to the effective time of any Reorganization Event, the Company or the successor or purchasing Person, as the case may be, shall execute an amendment to this Warrant Agreement providing that the Warrants shall be exercisable for Units of Reference Property in accordance with the terms of this Section 5.09. If the Reference Property in connection with any Reorganization Event includes shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such Reorganization Event, then the Company shall use commercially reasonable efforts to cause such amendment to this Warrant Agreement to be executed by such other Person and such amendment shall contain such additional provisions to protect the interests of the Warrantholders as the Board of Directors shall reasonably consider necessary by reason of the foregoing. Any such amendment to this Warrant Agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 5. In the event the Company shall execute an amendment to this Warrant Agreement pursuant to this Section 5.09, the Company shall promptly file with the Warrant Agent an

Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a Unit of Reference Property after the relevant Reorganization Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with. The Company shall cause notice of the execution of amendment to be mailed to each Warrantholder, at its address appearing on the Warrant Register, within 20 Business Days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such amendment.

(e)          The above provisions of this Section 5.09 shall similarly apply to successive Reorganization Events.

(f)           If this Section 5.09 applies to any event or occurrence, no other provision of this Article 5 shall apply to such event or occurrence.

(g)          This Section 5.09 does not limit the rights of Warrantholders or the Company’s rights in the event of a Designated Event, including Warrantholders’ right to receive an Exercise Price Reduction and corresponding increase in the Number of Shares with respect to such Warrants in connection with a Designated Event under Article 4.

Section 5.10. Consolidation, Merger and Sale of Assets. (a) The Company may, without the consent of the Warrantholders, consolidate with, merge into or sell, lease or otherwise transfer in one transaction or a series of related transactions the consolidated assets of the Company and its subsidiaries substantially as an entirety to any corporation, limited liability company, partnership or trust organized under the laws of the United States or any of its political subdivisions so long as:

(i)       the successor assumes all the Company’s obligations under this Warrant Agreement and the Warrants; and

(ii)     an Officer’s Certificate and an Opinion of Counsel, each stating that the consolidation, merger, sale, lease or other transfer complies with the provisions of this Warrant Agreement, have been delivered to the Warrant Agent.

(b)          In case of any such consolidation, merger, sale, lease or other transfer and upon any such assumption by the successor corporation, limited liability company, partnership or trust, such successor entity shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company. Such successor entity thereupon may cause to be signed, and may issue any or all of the Warrants issuable pursuant to this Warrant Agreement which theretofore shall not have been signed by the Company; and, upon the order of such successor entity, instead of the Company, and subject to all the terms, conditions and limitations in this Warrant Agreement prescribed, the Warrant Agent shall authenticate and deliver, as applicable, any Warrants that previously shall have been signed and delivered by the officers of the Company to the Warrant Agent for authentication, and any Warrants which such successor entity thereafter shall cause to be signed and delivered to the Warrant Agent for such purpose.

Section 5.11. Common Stock Outstanding. For the purposes of this Article 5, the number of shares of Common Stock at any time outstanding shall not include shares held, directly or indirectly, by the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 5.12. Covenant to Reserve Shares for Issuance on Exercise. (a) The Board of Directors has authorized and reserved for issuance the number of shares of Common Stock that could be initially issuable upon the exercise of all outstanding Warrants for shares of Common Stock. The Board of Directors will continue to reserve for the issuance of any additional shares of Common Stock that become issuable upon the exercise of all outstanding Warrants as a result of an adjustment made pursuant to Section 4.04 or Section 5.02 of this Agreement until the expiration date of the Warrants. The Company covenants that all shares of Common Stock that shall be so issuable shall be duly and validly issued, fully paid and non-assessable.

(b)          The Company agrees to authorize and direct its current and future transfer agents for the Common Stock to reserve for issuance the number of shares of Common Stock specified in this Section 5.12. The Company shall instruct the transfer agent to deliver to the Warrant Agent, upon written request from the Warrant Agent substantially in the form of Exhibit F (or as separately agreed between the Warrant Agent and the transfer agent), stock certificates (or beneficial interests therein) required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Warrant Agreement. The Company shall pay to the Warrant Agent, as agent for the Warrantholders, any Cash that may be payable as provided in this Article 5. Promptly after the date of expiration of Warrants, the Warrant Agent shall certify to the Company the aggregate Number of Warrants then outstanding and related aggregate Number of Shares, and thereafter no shares of Common Stock shall be required to be reserved in respect of such Warrants.

(c)          If permitted or required by the rules of any national securities exchange or over the counter market or other domestic market on which the Common Stock is listed at any time, if any, the Company shall apply to have listed or quoted all shares of Common Stock issued upon exercise of the Warrants (other than shares of Common Stock bearing the restrictive legend set forth on Exhibit B hereto) on any such exchange or market.

Section 5.13. Company’s Determinations Final. The Company shall be responsible for making all calculations called for under this Warrant Agreement. These calculations include, but are not limited to, the Exercise Date, the Current Market Price, the Closing Sale Price, the Exercise Price, the Number of Shares (yielding the number of shares of Common Stock or Units of Reference Property, if any, for which a Warrant is exercisable). The Company shall make the foregoing calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Warrantholders. The Company shall provide a schedule of the Company’s calculations to the Warrant Agent, and the Warrant Agent is entitled to rely upon the accuracy of the Company’s calculations without independent verification.

Section 5.14. Notice of Adjustments. Whenever the Exercise Price and the Number of Shares is adjusted, the Company shall promptly mail to Warrantholders a notice of the adjustment. The Company shall file with the Warrant Agent such notice and an Officer’s Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct, and the Warrant Agent shall not be deemed to have any knowledge of any adjustments unless and until it has received such certificate. The Warrant Agent shall not be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Warrantholder desiring inspection thereof.

Section 5.15.  Warrant Agent Not Responsible for Adjustments or Validity. The Warrant Agent shall at no time be under any duty or responsibility to any Warrantholder to determine whether any facts exist that may require an adjustment of the Exercise Price and the Number of Shares, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall have no duty to verify or confirm any calculation called for hereunder. The Warrant Agent shall have no liability for any failure or delay in performing its duties hereunder caused by any failure or delay of the Company in providing such calculations to the Warrant Agent. The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to this Article 5, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any Cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or scrip upon the surrender of any Warrant for the purpose of exercise or upon any adjustment pursuant to this Article 5, or to comply with any of the covenants of the Company contained in this Article 5.

Section 5.16. Statements on Warrants. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Article 5, and Warrant Certificates issued after such adjustment may state the same information (other than the adjusted Exercise Price and the relevant adjusted Number of Shares) as are stated in the Warrant Certificates initially issued pursuant to this Warrant Agreement. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrant Certificate that it may deem appropriate and that does not materially adversely affect the interest of the Warrantholders; and any Warrant Certificates thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

ARTICLE 6
OTHER PROVISIONS RELATING TO RIGHTS OF WARRANTHOLDERS

Section 6.01. No Rights as Stockholders. Warrantholders shall not be entitled, by virtue of holding Warrants, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of the Company’s directors or any other matter, or to exercise any rights whatsoever as the Company’s stockholders unless, until and only to the extent such holders become holders of record of shares of Common Stock issued upon settlement of the Warrants.

Section 6.02. Mutilated or Missing Warrant Certificates. If any Warrant at any time is mutilated, defaced, lost, destroyed or stolen, then on the terms set forth in this Warrant Agreement, such Warrant may be replaced at the cost of the applicant (including legal fees of the Company) at the office of the Warrant Agent. The applicant for a new Warrant shall, in the case of any mutilated or defaced Warrant, surrender such Warrant to the Warrant Agent and, in the case of any lost, destroyed or stolen Warrant, furnish evidence satisfactory to the Company of such loss, destruction or theft, and, in each case, furnish evidence satisfactory to the Company of the ownership and authenticity of the Warrant together with such indemnity as the Company may require. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone. An applicant for such a substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe. All Warrant Certificates shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the substitution for lost, stolen, mutilated or destroyed Warrant Certificates, and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the substitution for and replacement of negotiable instruments or other securities without their surrender.

Section 6.03. Modification, Waiver and Meetings. (a) This Warrant Agreement may be modified or amended by the Company and the Warrant Agent in writing, without the consent of the holder of any Warrant, for the purposes of, among other things:

(i)           adding covenants for the benefit of the Warrantholders;

(ii)          adding a guarantor or other security for the benefit of the Warrantholders;

(iii)         surrendering  any  right  or  power  conferred  upon  the Company;

(iv)        providing for the settlement upon exercise of Warrants if any reclassification or change of Common Stock or any consolidation, merger, sale, lease or other transfer of the consolidated assets of the Company and its subsidiaries substantially as an entirety occurs;

(v)          providing for the assumption of the Company’s obligations in the case of a merger, consolidation, conveyance, sale, lease or other transfer;

(vi)         adjusting the Exercise Price or the Number of Shares in the manner described in this Warrant Agreement;

(vii)       curing any ambiguity or correcting or supplementing any defective provision contained in this Warrant Agreement; provided that such modification or amendment does not adversely affect the interests of the Warrantholders in any material respect; and

(viii)      adding or modifying any other provisions that the Company may deem necessary or desirable and which will not adversely affect the interests of the Warrantholders in any material respect.

(b)          Modifications and amendments to this Warrant Agreement or to the terms and conditions of Warrants may also be made by the Company and the Warrant Agent in writing, and noncompliance with any provision of the Warrant Agreement or Warrants may be waived, either:

(i)        with the written consent of the Warrantholders of Warrants representing a majority of the aggregate Number of Warrants at the time outstanding; or

(ii)      by the adoption of a resolution at a meeting of Warrantholders called with proper notice at which a quorum is present by at least a number of Warrantholders of Warrants representing a majority of the Number of Warrants represented at such meeting.

(c)           However, no such modification, amendment or waiver may, without the written consent or the affirmative vote of each Warrantholder affected:

(i)           change the Expiration Date;

(ii)           increase the Exercise Price or decrease the Number of Shares (except as explicitly set forth in Article 5);

(iii)         impair the right to institute suit for the enforcement of any payment or delivery with respect to the exercise and settlement of any Warrant;

(iv)        except as otherwise expressly permitted by provisions of this Warrant Agreement concerning specified reclassifications or corporate reorganizations, impair or adversely affect the exercise rights of Warrantholders, including any change to the calculation or payment of the Net Share Amount;

(v)          reduce the percentage of Warrants outstanding necessary to modify or amend this Warrant Agreement or to waive any past default; or

(vi)         reduce the percentage in Warrants outstanding required for any other waiver under this Warrant Agreement.

(d)          The quorum at any meeting called to adopt a resolution will be Persons holding or representing Warrants representing a majority of the aggregate Number of Warrants at the time outstanding.

ARTICLE 7
CONCERNING THE WARRANT AGENT AND OTHER MATTERS

Section 7.01. Payments Generally. All payments hereunder shall be made in Dollars.

Section 7.02. Payment of Certain Taxes. (a) The Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable upon the initial issuance of the Warrants hereunder and the transfer of the Warrants from the Initial Warrantholder to the New VEBA.

(b)          The Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable upon the issuance of Common Stock upon the exercise of Warrants hereunder and the issuance of stock certificates in respect thereof in the respective names of, or in such names as may be directed by, the exercising Warrantholders; provided, however, that, except with respect to transfers from the Initial Warrantholder to the New VEBA, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such stock certificate, any Warrant Certificates or other securities in a name other than that of the registered holder of the Warrant Certificate surrendered upon exercise of the Warrant, and the Company shall not be required to issue or deliver such certificates or other securities unless and until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 7.03. Certain Tax Filings. The Warrant Agent shall prepare and file with the appropriate governmental agency all appropriate tax information forms in respect of any payments made by the Warrant Agent hereunder (including, without limitation, Internal Revenue Service Form 1099-B) during each calendar year, or any portion thereof, during which the Warrant Agent performs services hereunder.

Section 7.04. Change of Warrant Agent. (a) The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving 60 days’ notice in writing to the Company, except that such shorter notice may be given as the Company shall, in writing, accept as sufficient. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor warrant agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 60 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated warrant agent or by any holder of Warrants (who shall, with such notice, submit his Warrant Certificate for inspection by the Company), then the holder of any Warrants may apply to any court of competent jurisdiction for the appointment of a successor warrant agent.

(b)          The Warrant Agent shall have the right to resign as Warrant Agent hereunder or may be removed by the Company at any time, in each case upon 30 days’ written notice to the other party; provided, however, that the Company shall not be required to remove the Warrant Agent until a successor warrant agent meeting the qualifications hereof shall have been appointed. In no event shall the Warrant Agent be required to continue to perform hereunder for more than 30 days following the notice indicated in this Section 7.04(b).

(c)          Any successor warrant agent, whether appointed by the Company or by such a court, shall be a corporation or banking association organized, in good standing and doing business under the laws of the United States of America or any state thereof or the District of Columbia, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal or state authority and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such successor warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent report of its condition published prior to its appointment; provided that such reports are published at least annually pursuant to law or to the requirements of a Federal or state supervising or examining authority. After appointment, any successor warrant agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor warrant agent with like effect as if originally named as warrant agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor warrant agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor warrant agent all the authority, powers and rights of such predecessor warrant agent hereunder; and upon request of any successor warrant agent, the Company shall make, execute, acknowledge and deliver any and all instruments in writing to more fully and effectually vest in and conform to such successor warrant agent all such authority, powers, rights, immunities, duties and obligations. Upon assumption by a successor warrant agent of the duties and responsibilities hereunder, the predecessor warrant agent shall deliver and transfer, at the expense of the Company, to the successor warrant agent any property at the time held by it hereunder. As soon as practicable after such appointment, the Company shall give notice thereof to the predecessor warrant agent, the Warrantholders and each transfer agent for the shares of its Common Stock. Failure to give such notice, or any defect therein, shall not affect the validity of the appointment of the successor warrant agent.

(d)          Any entity into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, shall be the successor Warrant Agent under this Warrant Agreement without any further act. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Warrant Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificates so countersigned, and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Warrant Agreement.

(e)          In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Warrant Agreement.

Section 7.05. Compensation; Further Assurances. The Company agrees that it will (a) pay the Warrant Agent reasonable compensation for its services as Warrant Agent hereunder and, except as otherwise expressly provided, will pay or reimburse the Warrant Agent upon demand for all reasonable expenses, disbursements and advances incurred or made by the Warrant Agent in accordance with any of the provisions of this Warrant Agreement (including the reasonable compensation, expenses and disbursements of its agents and counsel) except any such expense, disbursement or advance as may arise from its or any of their negligence or bad faith, and (b) perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Warrant Agreement.

Section 7.06. Reliance on Counsel. The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the written opinion of such counsel or any advice of legal counsel subsequently confirmed by a written opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such written opinion or advice.

Section 7.07. Proof of Actions Taken. Whenever in the performance of its duties under this Warrant Agreement the Warrant Agent shall deem it necessary or desirable that any matter be proved or established by the Company prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Warrant Agent, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Warrant Agent; and such Officer’s Certificate shall, in the absence of bad faith on the part of the Warrant Agent, be full warrant to the Warrant Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Warrant Agreement in reliance upon such certificate; but in its discretion the Warrant

Agent may in lieu thereof accept other evidence of such fact or matter or may require such further or additional evidence as to it may seem reasonable.

Section 7.08. Correctness of Statements. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Warrant Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.

Section 7.09. Validity of Agreement. The Warrant Agent shall not be under any responsibility in respect of the validity of this Warrant Agreement or the execution and delivery hereof or in respect of the validity or execution of any Warrant Certificates (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agreement or in any Warrant Certificate; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Warrant Agreement or any Warrants or as to whether any shares of Common Stock will, when issued, be validly issued and fully paid and nonassessable.

Section 7.10. Use of Agents; Paying Agent. (a) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents and the Warrant Agent shall not be responsible for the misconduct or negligence of any agent or attorney, provided due care had been exercised in the appointment and continued employment thereof.

(b)          The Warrant Agent hereby appoints the Paying Agent as its agent to make and receive any payments to be made or received by the Warrant Agent hereunder.

Section 7.11. Indemnification of Warrant Agent. The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of Warrants for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted in good faith by the Warrant Agent in the execution of this Warrant Agreement or otherwise arising in connection with this Warrant Agreement, except as a result of the Warrant Agent’s negligence or willful misconduct or bad faith.

Section 7.12. Legal Proceedings. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Warrantholders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity.

Section 7.13. Other Transactions in Securities of the Company. The Warrant Agent in its individual or any other capacity may become the owner of Warrants or other securities of the Company, or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

Section 7.14. Actions as Agent. The Warrant Agent shall act hereunder solely as agent and not in a ministerial or fiduciary capacity, and its duties shall be determined solely by the provisions hereof. The duties and obligations of the Warrant Agent shall be determined solely by the express provisions of the Warrant Agreement, and the Warrant Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in the Warrant Agreement. No implied covenants or obligations shall be read into the Warrant Agreement against the Warrant Agent. No provision of the Warrant Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 7.15. Appointment and Acceptance of Agency. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Warrant Agreement, and the Warrant Agent hereby accepts the agency established by this Warrant Agreement and agrees to perform the same upon the terms and conditions herein set forth.

Section 7.16. Liability Of Warrant Agent. The Warrant Agent shall not be liable, whether in contract, in tort or otherwise, for anything that it may do or refrain from doing in good faith in connection with this Warrant Agreement, except for its own negligence or willful misconduct or bad faith. To the extent the Warrant Agent is so liable notwithstanding the preceding sentence, the aggregate amount of any such liability shall not exceed $100,000, except to the extent such liability arises as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith.

Section 7.17. Successors and Assigns. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 7.18. Notices. Any notice or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by any Warrantholder to or on the Company shall be sufficiently given or made if sent by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

Ford Motor Company
One American Road
Dearborn, Michigan 48126
Attention: Treasurer

With a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: Michael Kaplan and Mark M. Mendez

Any notice or demand authorized by this Warrant Agreement to be given or made by any Warrantholder or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Computershare Trust Company, N.A.
250 Royall Street
Canton, MA 02021
Attention:  Scott Travis, Corporate Actions Relationship Manager

Any notice of demand authorized by this Warrant Agreement to be given or made to any Warrantholder shall be sufficiently given or made if sent by first-class mail, postage prepaid to the last address of such Warrantholder as it shall appear on the Warrant Register. Any notice to the owners of a beneficial interest in a Global Warrant shall be distributed through the Depositary in accordance with the procedures of the Depositary, and such notice shall be deemed to be effective at the time of dispatch to the Depositary.

Section 7.19. Applicable Law. The validity, interpretation and performance of this Warrant Agreement and of the Warrant Certificates shall be governed by the law of the State of New York without giving effect to the principles of conflicts of laws thereof.

Section 7.20. Benefit of this Warrant Agreement. Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any Person or corporation other than the parties hereto and the Warrantholders any right, remedy or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Warrant Agreement contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Warrantholders.

Section 7.21. Registered Warrantholders. Prior to due presentment for registration of transfer, the Company and the Warrant Agent may deem and treat the Person in whose name any Warrants are registered in the Warrant Register as the absolute owner thereof for all purposes whatever (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary or be bound to recognize any equitable or other claim to or interest in any Warrants on the part of any other Person and shall not be liable for any registration of transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer or with such knowledge of such facts that its participation therein amounts to bad faith.

Section 7.22. Inspection of this Warrant Agreement. A copy of this Warrant Agreement shall be available at all reasonable times for inspection by any registered Warrantholder at the principal office of the Warrant Agent (or successor warrant agent). The Warrant Agent may require any such holder to submit his Warrant Certificate for inspection by it before allowing such holder to inspect a copy of this Warrant Agreement.

Section 7.23. Headings. The Article and Section headings herein are for convenience only and are not a part of this Warrant Agreement and shall not affect the interpretation thereof.

Section 7.24. Counterparts. This Warrant Agreement may be executed in any number of counterparts on separate counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.

FORD MOTOR COMPANY

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A., as Warrant Agent

By:
Name:
Title:

EXHIBIT A

FORM OF RESTRICTIVE LEGEND FOR WARRANTS

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NONE OF THIS SECURITY, ANY SHARES OF COMMON STOCK DELIVERED UPON EXERCISE OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF FORD MOTOR COMPANY (THE “ISSUER”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT (A) IN COMPLIANCE WITH APPLICABLE TRANSFER RESTRICTIONS, IF ANY, SET FORTH IN SECTION 2.02 OF THE SECURITYHOLDER AND REGISTRATION RIGHTS AGREEMENT, DATED AS OF DECEMBER 11, 2009, BY AND BETWEEN FORD MOTOR COMPANY AND FORD-UAW HOLDINGS LLC (THE “REGISTRATION RIGHTS AGREEMENT”) AND (B):

(I)	TO THE ISSUER OR ANY SUBSIDIARY THEREOF; OR

(II)	PURSUANT TO A REGISTRATION STATEMENT COVERING THE RESALE OF THIS SECURITY THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR

(III)	PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (B)(III) ABOVE, THE ISSUER AND THE WARRANT AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS EITHER OF THEM MAY DEEM REASONABLY NECESSARY IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE HEREBY OR OTHERWISE BY THE ISSUER AS TO THE AVAILABILITY OF ANY

A-1

EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE SALE, TRANSFER, ASSIGNMENT, HEDGE, PLEDGE, ENCUMBRANCE, HYPOTHECATION OR DISPOSAL OF THESE SECURITIES AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF IS SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS OF THE REGISTRATION RIGHTS AGREEMENT.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

A-2

EXHIBIT B

FORM OF RESTRICTIVE LEGEND FOR COMMON STOCK

THESE SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THESE SHARES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF FORD MOTOR COMPANY (THE “ISSUER”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT (A) IN COMPLIANCE WITH APPLICABLE TRANSFER RESTRICTIONS, IF ANY, SET FORTH IN SECTION 2.02 OF THE SECURITYHOLDER AND REGISTRATION RIGHTS AGREEMENT, DATED AS OF DECEMBER 11, 2009, BY AND BETWEEN FORD MOTOR COMPANY AND FORD-UAW HOLDINGS LLC (THE “REGISTRATION RIGHTS AGREEMENT”), [(B) PRIOR TO OCTOBER 1, 2012, ONLY IF THE “CLOSING SALE PRICE” (AS DEFINED IN THE AMENDED AND RESTATED WARRANT AGREEMENT, ORIGINALLY DATED AS OF DECEMBER 11, 2009 AND AMENDED AND RESTATED ON [       ], 2010, BY AND BETWEEN THE ISSUER AND COMPUTERSHARE TRUST COMPANY, N.A., AS WARRANT AGENT (THE “WARRANT AGREEMENT”)) OF THE COMMON STOCK OF THE ISSUER WAS GREATER THAN 120% OF THE THEN CURRENT “EXERCISE PRICE” (AS DEFINED IN THE WARRANT AGREEMENT) FOR AT LEAST 20 “TRADING DAYS” (AS DEFINED IN THE WARRANT AGREEMENT) IN THE 30 CONSECUTIVE TRADING DAYS ENDING ON THE LAST TRADING DAY OF THE PRECEDING CALENDAR QUARTER,]1 AND (C):

(I)	TO THE ISSUER OR ANY SUBSIDIARY THEREOF; OR

(II)	PURSUANT TO A REGISTRATION STATEMENT COVERING THE RESALE OF THIS SECURITY THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR

1 To be included only on certificates in respect of Shares of Common Stock issued upon exercise of Warrants beneficially owned by the New VEBA.

B-1

(III)	PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (C)(III) ABOVE, THE ISSUER AND THE TRANSFER AGENT FOR SUCH SHARES OF COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS EITHER OF THEM MAY DEEM REASONABLY NECESSARY IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE HEREBY OR OTHERWISE BY THE ISSUER AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE SALE, TRANSFER, ASSIGNMENT, HEDGE, PLEDGE, ENCUMBRANCE, HYPOTHECATION OR DISPOSAL OF THIS SECURITY IS SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS OF THE REGISTRATION RIGHTS AGREEMENT.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

B-2

EXHIBIT C

FORM OF GLOBAL WARRANT LEGEND

UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO FORD MOTOR COMPANY (THE “ISSUER”), THE CUSTODIAN OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFER OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO THE COMPANY, DTC, THEIR SUCCESSORS AND THEIR RESPECTIVE NOMINEES.

C-1

EXHIBIT D

FORM OF WARRANT CERTIFICATE

[FACE]

No. _____	CUSIP No. __________

[UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO FORD MOTOR COMPANY (THE “ISSUER”), THE CUSTODIAN OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFER OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO THE COMPANY, DTC, THEIR SUCCESSORS AND THEIR RESPECTIVE NOMINEES.]**

[THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NONE OF THIS SECURITY, ANY SHARES OF COMMON STOCK DELIVERED UPON EXERCISE OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF FORD MOTOR COMPANY (THE “ISSUER”) THAT IT WILL NOT OFFER, SELL, PLEDGE

** Bracketed language only appears on Global Warrants held in the name of DTC (or nominee thereof).

OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT (A) IN COMPLIANCE WITH APPLICABLE TRANSFER RESTRICTIONS, IF ANY, SET FORTH IN SECTION 2.02 OF THE SECURITYHOLDER AND REGISTRATION RIGHTS AGREEMENT, DATED AS OF DECEMBER 11, 2009, BY AND BETWEEN FORD MOTOR COMPANY AND FORD-UAW HOLDINGS LLC (THE “REGISTRATION RIGHTS AGREEMENT”) AND (B):

(I)	TO THE ISSUER OR ANY SUBSIDIARY THEREOF; OR

(II)	PURSUANT TO A REGISTRATION STATEMENT COVERING THE RESALE OF THIS SECURITY THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR

(III)	PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (B)(III) ABOVE, THE ISSUER AND THE WARRANT AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS EITHER OF THEM MAY DEEM REASONABLY NECESSARY IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE HEREBY OR OTHERWISE BY THE ISSUER AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE SALE, TRANSFER, ASSIGNMENT, HEDGE, PLEDGE, ENCUMBRANCE, HYPOTHECATION OR DISPOSAL OF THESE SECURITIES AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF IS SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS OF THE REGISTRATION RIGHTS AGREEMENT.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.]***

*** Bracketed language to be omitted on Global Warrants sold in the Offering.

FORD MOTOR COMPANY

[Designation of Warrants]

NUMBER OF WARRANTS: [_____] Warrants, each of which is exercisable initially for one share of Common Stock, subject to adjustment as described in the Amended and Restated Warrant Agreement, originally dated as of December 11, 2009 and amended and restated as of [       ], 2010, between Ford Motor Company and Computershare Trust Company, N.A., as Warrant Agent (the “Warrant Agreement”).

EXERCISE PRICE: Initially, $9.20 per share of Common Stock for which a  Warrant is exercisable, subject to adjustment as described in the Warrant Agreement.

FORM OF PAYMENT OF EXERCISE PRICE: Net Share Settlement.

FORM OF SETTLEMENT: Upon exercise of any Warrants represented hereby, the Warrantholder shall be entitled to receive, without any payment therefor, a number of shares of Common Stock equal to the Net Share Amount, together with Cash in lieu of any fractional shares, in each case, as described in the Warrant Agreement.

DATES OF EXERCISE: At any time, and from time to time, prior to 5:00 p.m., New York City time, on the Expiration Date, the Warrantholder shall be entitled to exercise all Warrants then represented hereby and outstanding or any portion thereof (which shall not include any fractional Warrants).

PROCEDURE FOR EXERCISE:  Warrants may be exercised by (a) in the case of a Certificated Warrant, surrendering the Warrant Certificate evidencing such Warrant at the principal office of the Warrant Agent (or successor warrant agent), with the Exercise Notice set forth on the reverse of the Warrant Certificate duly completed and executed, together with any applicable transfer taxes, or (b) in the case of a Global Warrant, complying with the procedures established by the Depositary for the exercise of Warrants.

EXPIRATION DATE: January 1, 2013.

This Warrant Certificate certifies that __________________________, or its registered assigns, is the Warrantholder of the Number of Warrants (the “Warrants”) specified above[, as modified in Schedule A hereto,]** (such

 ** Bracketed language only appears on Global Warrants.

number subject to adjustment from time to time as described in the Warrant Agreement).

In connection with the exercise of any Warrants, (a) the Company shall determine the Net Share Amount for each Warrant, and (b) the Company shall, or shall cause the Warrant Agent to, deliver to the exercising Warrantholder, on the applicable Settlement Date, for each Warrant exercised, a number of shares of Common Stock equal to the relevant Net Share Amount together with Cash in lieu of any fractional shares as described in the Warrant Agreement.

Prior to the relevant Exercise Date as described more fully in the Warrant Agreement, Warrants will not entitle the Warrantholder to any of the rights of the holders of shares of Common Stock.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

In the event of any inconsistency between the Warrant Agreement and this Warrant Certificate, the Warrant Agreement shall govern.

IN WITNESS WHEREOF, Ford Motor Company has caused this instrument to be duly executed.

Dated:                      __________________

FORD MOTOR COMPANY

By:
Name:
Title:

Attest

By:
Secretary

Countersigned as of the date above
written:

COMPUTERSHARE TRUST COMPANY, N.A., as Warrant Agent

By:
Authorized Officer

[FORM OF REVERSE OF WARRANT CERTIFICATE]

FORD MOTOR COMPANY

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued by the Company pursuant to an Amended and Restated Warrant Agreement, originally dated as of December 11, 2009 and amended and restated as of [       ], 2010 (the “Warrant Agreement”), between the Company and Computershare Trust Company, N.A. (the “Warrant Agent”), and are subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions each Warrantholder consents by acceptance of this Warrant Certificate or a beneficial interest therein.  Without limiting the foregoing, all capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warrant Agreement.  A copy of the Warrant Agreement is on file at the Warrant Agent’s Office.

The Warrant Agreement and the terms of the Warrants are subject to amendment as provided in the Warrant Agreement.

This Warrant Certificate shall be governed by, and interpreted in accordance with, the laws of the State of New York without regard to the conflicts of laws principles thereof.

[To be attached if Warrant is a Certificated Warrant]

Exercise Notice

Computershare Trust Company, N.A.
250 Royall Street
Canton, MA 02021

Attention:      Scott Travis, Corporate Actions Relationship Manager

The undersigned (the “Registered Warrantholder”) hereby irrevocably exercises ______________ Warrants (the “Exercised Warrants”) and delivers to you herewith a Warrant Certificate or Warrant Certificates, registered in the Registered Warrantholder’s name, representing a Number of Warrants at least equal to the number of Exercised Warrants.

The Registered Warrantholder hereby directs the Warrant Agent to:

(a)           deliver the Net Share Amount for each of the Exercised Warrants as follows:

; and
(b)           if the number of Exercised Warrants is less than the Number of Warrants represented by the enclosed Warrant Certificates, to deliver a Warrant Certificate representing the unexercised Warrants to:

Dated:______________________	______________________________
(Registered Warrantholder)

By:
Authorized Signature
Address:
Telephone:

[To Be Attached if Warrant is a Global Warrant]

SCHEDULE A

SCHEDULE OF INCREASES OR DECREASES IN WARRANTS

The initial Number of Warrants represented by this Global Warrant is __________.  In accordance with the Amended and Restated Warrant Agreement, originally dated as of December 11, 2009 and amended and restated as of [       ], 2010, between the Company and Computershare Trust Company, N.A., as Warrant Agent, the following increases or decreases in the Number of Warrants represented by this certificate have been made:

Date	Amount of increase in Number of Warrants evidenced by this Global Warrant	Amount of decrease in Number of Warrants evidenced by this Global Warrant	Number of Warrants evidenced by this Global Warrant following such decrease or increase	Signature of authorized signatory

[To Be Attached if Warrant is a Global Warrant or Certificated Warrant]

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the Warrant(s) represented by this Certificate to:

_________________________________
Name, Address and Zip Code of Assignee

and irrevocably appoints	_________________________
Name of Agent

as its agent to transfer this Warrant Certificate on the books of the Warrant Agent.

[Signature page follows]

Date:	__________

Name of Transferee

By:
Name:
Title:

(Sign exactly as your name appears on the other side of this Certificate)

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

EXHIBIT E

FORM OF CERTIFICATE OF COMPLIANCE WITH TRANSFER RESTRICTIONS

In connection with the sale, assignment and transfer of ____________ Warrants by ______________________________ unto ___________________________________ (Please insert social security or other Taxpayer Identification Number of assignee) prior to the expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), the undersigned confirms that such Warrants are being transferred:

☐	To Ford Motor Company (the “Issuer”) or any subsidiaries thereof; or
☐	Pursuant to a registration statement covering the resale of such Warrants that has become effective under the Securities Act; or
☐	Pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.
Prior to the registration of any transfer in accordance with the third box above, the Issuer and the Warrant Agent reserve the right to require the delivery of such legal opinion, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws.

Unless one of the boxes is checked, the Warrant Agent will refuse to register any of the Warrants evidenced by this certificate in the name of any person other than the registered holder thereof.

Date:	[__________]

[Insert name of transferee]

By:
Name:
Title:

E-1

EXHIBIT F

FORM OF COMMON STOCK REQUISITION ORDER

[Date]

Via Facsimile [(781) 828-8813]

Ford Motor Company
One American Road
Dearborn, Michigan 48126
Attention:  Treasurer

Re:	DWAC Issuance
Control No. _________

Ladies and Gentlemen:

You are hereby authorized to issue and deliver the shares of Common Stock as indicated below via DWAC.  The shares are being issued to cover the exercise of Warrants under the Amended and Restated Warrant Agreement, originally dated as of December 11, 2009 and amended and restated as of [   ], 2010, between Ford Motor Company and Computershare Trust Company, N.A., as Warrant Agent (the “Warrant Agreement”). Defined terms used but not defined herein have the meaning assigned to them in the Warrant Agreement.

Number of Shares:

Original Issue or

Transfer from Treasury Account

Broker Name:

Broker’s DTC Number:

Contact and Phone:

The Broker will initiate the DWAC transaction on (date).

F-1

Sincerely,

Computershare Trust Company, N.A.,
as Warrant Agent

By:
Name:
Title:

cc:	[Insert name] via facsimile [insert fax number]
Broker

F-2